Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Schlumberger Limited, a Curacao corporation (the “Company”), hereby constitutes and appoints Alexander C. Juden, Howard Guild, or Saul R. Laureles, and each of them, his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution and to act with or without the others, for him or her and in his or her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended, on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements will comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be signed in any number of counterparts, each of which will constitute an original and all of which, taken together, will constitute one Power of Attorney.
IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 20th day of January, 2011.

/s/ Andrew Gould	/s/ Nikolay Kudryavtsev

Andrew Gould	Nikolay Kudryavtsev
Director, Chairman and Chief Executive Officer (Principal Executive Officer and Director)	Director

/s/ Simon Ayat	/s/ Adrian Lajous

Simon Ayat	Adrian Lajous
Executive Vice President and Chief Financial Officer (Principal Financial Officer)	Director

/s/ Howard Guild	/s/ Michael E. Marks

Howard Guild	Michael E. Marks
Chief Accounting Officer (Principal Accounting Officer)	Director

/s/ Philippe Camus	/s/ Elizabeth Anne Moler

Philippe Camus	Elizabeth Anne Moler
Director	Director

/s/ Peter L.S. Currie	/s/ Leo Rafael Reif

Peter L.S. Currie	Leo Rafael Reif
Director	Director

/s/ Tony Isaac	/s/ Tore I. Sandvold

Tony Isaac	Tore I. Sandvold
Director	Director

/s/ K. Vaman Kamath	/s/ Henri Seydoux

K. Vaman Kamath	Henri Seydoux
Director	Director

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